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                                                                  Exhibit 10.15

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT, dated as of January 6, 1997 (this "Agreement"), is made by and among National Equipment Services, Inc., a Delaware corporation (the "Company"), Industrial Crane Maintenance Systems, Inc., a Texas corporation (the "Purchaser"), and Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership ("Fund V"), Kevin Rodgers ("Rodgers"), Dennis O'Connor ("O'Connor") and Paul Ingersoll ("Ingersoll," and together with Fund V, Rodgers and O'Connor referred to herein as the "Existing Stockholders"). Except as otherwise indicated, capitalized terms used herein are defined in Section 6 hereof.

     WHEREAS, pursuant to an Asset Purchase Agreement, dated as of January 6, 1997 (the "Acquisition Agreement"), by and among the Company, the Purchaser and others, the Company will purchase certain of the assets and assume certain of the liabilities of the Purchaser (the "Acquisition").

     WHEREAS, the purchase and sale of stock contemplated by this Agreement will be consummated contemporaneously with the consummation of the Acquisition pursuant to the terms of the Acquisition Agreement.

     The parties hereto agree as follows:

     1. Authorization of Stock. The Company will authorize the issuance and sale to the Purchaser of 97 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") at a purchase price of $1000.00 per share, and 300 shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock") at a purchase price of $10.00 per share, each having the rights described in the Company's Certificate of Incorporation (as amended, the "Certificate of Incorporation"). The shares of Class A Common Stock and Class B Common Stock being purchased by the Purchaser hereunder are collectively referred to herein as the "Shares."

     2.  Purchase and Sale of Shares.

     (a) Purchase and Sale. The Company will sell to the Purchaser, and, on the terms and subject to the conditions set forth herein, the Purchaser will purchase from the Company, the Shares, at the purchase price per Share as set forth in Section 1 above.

     (b) The Closing. The Closing of the sale and purchase of the Shares (the "Closing") will take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601. At the Closing, the Company will deliver to the Purchaser certificates evidencing the number of Shares to be purchased by the Purchaser, issued in the name of the Purchaser, upon

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payment of the purchase price therefor by wire transfer of immediately available funds to the bank account designated by the Company.

     3. Restrictions on Transfers.

     (a) Restrictions. Subject to the Stockholders Agreement, Restricted Securities are transferable pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule then in force) if such rule is available, and
(iii) subject to the conditions specified in Section 3(b) below, any other legally available means of transfer pursuant to the Securities Act.

     (b) Procedure for Transfer. In connection with the transfer of any Restricted Securities (other than a transfer referred to in Section 3(a)(i) above), the holder thereof will deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel (unless waived by the Company) which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act.
In addition, if the holder of such Restricted Securities delivers to the Company an opinion of such counsel that no subsequent transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act Legend set forth in Section 5(a) below. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof will not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section and Section 5(a).

     (c) Transferees. Upon request of the Purchaser, the Company shall promptly supply to the Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that as of the Closing:

     (a) Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

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     (b) Capital Stock and Related Matters.

          (i) As of the Closing hereunder, (a) the authorized capital stock of the Company will consist of 25,000 shares of Class A Common Stock and 150,000 shares of Class B Common Stock, and (b) the Company will have issued, and there will be outstanding 1,647 shares of Class A Common Stock and 86,300 shares of Class B Common Stock.

          (ii) As of the Closing hereunder, the Company will not have outstanding, nor will it have entered into any contract or agreement (other than this Agreement) to issue, any stock or securities convertible or exchangeable for any shares of its capital stock, nor will it have outstanding, nor will it have entered into any contract or agreement (other than this Agreement) to issue, any rights or options to subscribe for or to purchase any capital stock or any stock or securities convertible into or exchangeable or exercisable for any capital stock, except (i) pursuant to the Senior Management Agreements and (ii) pursuant to the Purchase Agreement. As of the Closing, all of the outstanding shares of the Company's capital stock will have been duly authorized, and upon payment therefor will be validly issued and will be fully paid and nonassessable.

     (c) Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors' rights generally. The execution and delivery by the Company of this Agreement and the offering, sale and issuance of the Shares hereunder, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body (other than in connection with certain state and federal securities laws) pursuant to, the Certificate of Incorporation or the Company's bylaws, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company is subject or any agreement or instrument to which the Company is a party.

     5.  Purchaser's Representations and Warranties

     (a) Purchaser's Investment Representations. The Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for investment purposes and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent the Purchaser and the subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 3 hereof and in compliance with the provisions of the Stockholders Agreement. Each certificate for such Restricted Securities will be imprinted with a legend in substantially the following form (the "Securities Act Legend"):

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     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON
     _______________, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE TRANSFER OF SUCH SECURITIES IS SUBJECT TO THE CONDITIONS SET FORTH AND OTHERWISE REFERENCED IN THE STOCK PURCHASE AGREEMENT, DATED AS OF JANUARY 6, 1997, BY AND AMONG THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE TO TRANSFER SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE."

Whenever any Shares cease to be Restricted Securities and are not otherwise restricted securities, the holder thereof will be entitled to receive from the Company, without expense, upon surrender to the Company of the certificate representing such Shares, a new certificate representing such Shares of like tenor but not bearing a legend of the character set forth above.

     (b) Other Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to and covenants and agrees with, the Company that:

          (i) the Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the securities purchased hereunder and has had full access to such other information concerning the Company as the Purchaser may have requested and that in making its decision to invest in the securities being purchased hereunder it is not in any way relying on the fact that any other Person has decided to invest in the securities;

          (ii) the Purchaser (a) is an "accredited investor" as defined in Rule 501(a) under the Securities Act or (b) by reason of its business and financial experience, and the business and financial experience of those retained by it to advise it with respect to its investment in the securities being purchased hereunder, it, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its prospective investment in such securities, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment; and

          (iii) (A) the Purchaser has the requisite power and authority to purchase the securities to be purchased by it hereunder and has authorized the purchase of such securities and (B) the purchase of the securities to be purchased by it hereunder does not violate its charter, by-laws or other organizational documents.


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     6.  Definitions.

     "Fair Market Value" of each Share means the value agreed upon by the holder thereof and the Board; provided that if the holder thereof and the Board are unable to agree upon such value, then the holder thereof and the Company will share the cost, on an equal basis, of a mutually acceptable business appraiser whose determination will be binding.

     "Person" means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Public Offering" means the sale in an underwritten public offering registered under the Securities Act of 1933, as amended from time to time, of shares of the Company's capital stock approved by the Board.

     "Purchase Agreement" means that certain Purchase Agreement, dated as of June 4, 1996, between the Company and Golder, Thoma, Cressey, Rauner Fund IV, L.P., an Illinois limited partnership, as the same may be amended or amended and restated from time to time.

     "Registration Agreement" means that certain Registration Agreement, dated as of June 4, 1996, among the Company and others, as the same may be amended or amended and restated from time to time.

     "Restricted Securities" means the Shares issued hereunder and any securities issued with respect to the Shares by way of a dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Restricted Securities will continue as such in the hands of any transferee; provided that, as to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule then in force) and disposed of in accordance therewith or (c) been otherwise transferred and new securities for them not bearing the Securities Act Legend set forth in Section 5(a) have been delivered by the Company in accordance with Section 3(b). Whenever any particular securities cease to be Restricted Securities, the holder thereof will be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act Legend of the character set forth in
Section 5(a).

     "Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

     "Rule 144A" means Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

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     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

     "Senior Management Agreements" means those certain Senior Management Agreements, whether in existence as of the date hereof or entered into at a later date, between the Company and each of the executive officers of the Company who own any capital stock of the Company.

     "Stockholders Agreement" means that certain Stockholders Agreement, dated as of June 4, 1996, among the Company and others, as the same may be amended or amended and restated from time to time.

     7. Miscellaneous.

     (a) Joinder. The Company, the Purchaser and the Existing Stockholders hereby agree that the Stockholders Agreement and the Registration Agreement are hereby amended by adding the Purchaser as a party thereto and as a Stockholder under the Stockholders Agreement. The Purchaser hereby agrees to be subject to all of the rights and obligations and to be bound by all of the terms and conditions set forth in the Stockholders Agreement and the Registration Agreement to the same extent as if the Purchaser were originally a party thereto. The Company and the Existing Stockholders hereby waive any and all requirements and/or breaches arising under the Stockholders Agreement, the Registration Agreement and any agreements mentioned therein resulting from the consummation of the transactions contemplated herein.

     (b) Repurchase of Shares.

          (i) In the event James G. Kowalik, the holder of 50% of the issued and outstanding capital stock of the Purchaser, ceases to be employed by the Company or its subsidiaries for any reason (the "Termination"), the Shares (whether held by the Purchaser or one or more of the Purchaser's transferees, other than the Company, Fund V or an affiliate of the Company or Fund V) will be subject to repurchase by the Company and Fund V pursuant to the terms and conditions set forth in this Section 7(b) (the "Repurchase Option").

          (ii) In the event of Termination, the purchase price for each Share will be the Fair Market Value for such share.

          (iii) The Company's board of directors (the "Board") may elect to purchase all or any portion of the Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Shares within 90 days after the Termination. The Repurchase Notice

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     will set forth the number of Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

          (iv) If for any reason the Company does not elect to purchase all of the Shares pursuant to the Repurchase Option, Fund V shall be entitled to exercise the Repurchase Option for the Shares the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 45 days after the Termination, the Company shall give written notice (the "Option Notice") to Fund V setting forth the number of Available Shares and the purchase price for the Available Shares. Fund V may elect to purchase any or all of the Available Shares by giving written notice to the Company within one month after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten days after the expiration of the one-month period set forth above, the Company shall notify each holder of Shares as to the number of Shares being purchased from such holder by Fund V (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Shares, the Company shall also deliver written notice to Fund V setting forth the number of shares Fund V is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

          (v) The closing of the purchase of the Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or Fund V will pay for the Shares to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such shares. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by the Purchaser to the Company. The Company and Fund V will be entitled to receive representations and warranties from the sellers as to their title to the Shares being sold and to require all sellers' signatures be guaranteed.

          (vi) The right of the Company and the Investor to repurchase Shares pursuant to this Section 7(b) shall terminate upon the occurrence of a Public Offering.

     (c) Remedies. The holders of Shares acquired hereunder (directly or indirectly) will have all of the rights and remedies set forth in this Agreement, the Certificate of Incorporation, and all of the rights and remedies which such holders have been granted at any time under any other agreement or contract, and all of the rights and remedies which such holders have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

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     (d) Amendments and Waivers.  Except as otherwise provided herein, no modification, amendment or waiver of any provision hereof will be effective against the Company or the Purchaser unless such modification, amendment or waiver is approved in writing by each of the Company and the Purchaser. The failure of any party to enforce any provision of this Agreement or under any agreement contemplated hereby or under the Certificate of Incorporation or the Company's bylaws will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement, any agreement referred to herein, the Certificate of Incorporation, or the Company's bylaws in accordance with their terms.

     (e) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by the Company or the Purchaser or on any of their behalves.

     (f) Successors and Assigns.

          (i) Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as the purchaser or holder of Shares, as the case may be, are also for the benefit of and enforceable by any subsequent holder of the Purchaser's Shares.

          (ii) If a sale, transfer, assignment or other disposition of any Shares is made in accordance with the provisions of this Agreement to any Person and such securities remain Restricted Securities immediately after such disposition, such Person shall, at or prior to the time such securities are acquired, execute a counterpart of this Agreement with such modifications thereto as may be necessary to reflect such acquisition, and such other documents as are necessary to confirm such Person's agreement to become a party to, and to be bound by, all covenants, terms and conditions of this Agreement, the Stockholders Agreement and the Registration Agreement, each as theretofore amended.

     (g) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

     (h) Counterparts. This Agreement may be executed simultaneously in separate counterparts, any one of which need not contain the signatures of more than one party, but all such

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counterparts taken together will constitute one and the same Agreement.

     (i) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (j) Governing Law. The corporate laws of the State of Delaware will govern all questions concerning the relative rights of the Company and its securityholders. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     (k) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or received by certified mail, return receipt requested, or sent by guaranteed overnight courier service. Notices, demands and communications will be sent to parties hereto at the addresses indicated below:

                                     Notices to the Company:

                                     National Equipment Services, Inc.
                                     6100 Sears Tower
                                     Chicago, Illinois  60606
                                     Attention: Chief Executive Officer

                                     With a copy to:

                                     Kirkland and Ellis
                                     200 E. Randolph Drive
                                     Chicago, Illinois  60601
                                     Attention: Sanford E. Perl

                                     Notices to the Purchaser:

                                     Industrial Crane Maintenance Systems, Inc.
                                     c/o ES&L Service
                                     12 Circle Way
                                     Lake Jackson, Texas  77566
                                     Attn: James G. Kowalik

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

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                             *    *    *    *    *

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     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase
Agreement on the day and year first above written.


                                  NATIONAL EQUIPMENT SERVICES, INC.

                                  By:   /s/ Kevin Rodgers
                                        --------------------------------
                                  Its:  President
                                        --------------------------------

                                  INDUSTRIAL CRANE MAINTENANCE SYSTEMS, INC.

                                  By:   /s/ Jerry M. Wolverton
                                        --------------------------------
                                  Its:
                                        --------------------------------


                                  GOLDER, THOMA, CRESSEY, RAUNER FUND V, L.P.

                                  By:  GTCR V, L.P.
                                  Its: General Partner

                                  By:  Golder, Thoma, Cressey, Rauner, Inc.
                                  Its: General Partner

                                  By:  Carl D. Thoma
                                       --------------------------------
                                  Its: Principal



                                  /s/ Kevin Rodgers
                                  --------------------------------
                                  KEVIN RODGERS


                                  /s/ Dennis O'Connor
                                  --------------------------------
                                  DENNIS O'CONNOR


                                  /s/ Paul R. Ingersoll
                                  --------------------------------
                                  PAUL INGERSOLL